                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the

[X]  Definitive Proxy Statement              Commission Only (as permitted

[_]  Definitive Additional Materials                  by Rule 14a-6(e)(2))

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      THE PEOPLES BANCTRUST COMPANY, INC
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     5.   Total fee Paid:

          ---------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount previously paid:

     ---------------------------------------------------------------------------

2.   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

3.   Filing Party:

     ---------------------------------------------------------------------------

4.   Date Filed:

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

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 BROAD STREET
                             SELMA, ALABAMA  36701
                                (334) 875-1000



                                March 20, 1998



Dear Shareholder:

          We invite you to attend the 1998 Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. to be held at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama on Tuesday, April 14, 1998 at 5:00 p.m.

          The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results of 1997.

          YOUR VOTE IS IMPORTANT.  On behalf of the Board of Directors, we urge
          -----------------------
you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

          If you have any questions, please call the Company's Secretary, M. Scott Patterson, or me at (334) 875-1000.

          Thank you for your cooperation and continuing support.

                                                  Sincerely,

                                                  /s/ Richard P. Morthland

                                                  Richard P. Morthland
                                                  Chairman of the Board
                                                  and Chief Executive Officer

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 BROAD STREET
                             SELMA, ALABAMA  36701
                                (334) 875-1000

--------------------------------------------------------------------------------
                 NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                         TO BE HELD ON APRIL 14, 1998
--------------------------------------------------------------------------------
     NOTICE IS HEREBY GIVEN that the 1998 annual meeting of the shareholders (the "Annual Meeting") of The Peoples BancTrust Company, Inc. (the "Company") will be held on Tuesday, April 14, 1998 at 5:00 p.m., local time, at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama for the following purposes:

     (1) To elect twelve directors of the Company to serve until the next annual meeting of the shareholders; and

     (2) To transact other business as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 12, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                         By Order of the Board of Directors

                                         /s/ M. Scott Patterson

                                         M. Scott Patterson
                                         Secretary

Selma, Alabama
March 20, 1998

-------------------------------------------------------------------------------

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 BROAD STREET
                             SELMA, ALABAMA  36701
                                (334) 875-1000

                            ----------------------

                                PROXY STATEMENT
                      ANNUAL MEETING OF THE SHAREHOLDERS

                                APRIL 14, 1998

                              -------------------

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

          This Proxy Statement is furnished to shareholders of The Peoples BancTrust Company, Inc. ("Peoples" or the "Company") in connection with the solicitation by the Board of Directors of Peoples of proxies to be used at the annual meeting of the shareholders (the "Annual Meeting"), to be held on Tuesday, April 14, 1998 at 5:00 p.m., local time, at the main office of The Peoples Bank and Trust Company (the "Bank"), 310 Broad Street, Selma, Alabama and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders on or about March 20, 1998.

          If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE PROPOSAL TO ELECT TWELVE NOMINEES OF THE PEOPLES' BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.
Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

          The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company, M. Scott Patterson, a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

          The cost of soliciting proxies will be borne by Peoples. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

          The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $.10 per share (the "Common Stock"), of the Company. Each share entitles its owner to one vote on all matters. The close of business on March 12, 1998 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting; there were approximately 815 record holders of the Company's Common Stock as of such date. The number of shares of Common Stock outstanding on March 12, 1998 was 3,428,744. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

          A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997 WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUCH ANNUAL REPORT ON FORM 10-K BY WRITING M. SCOTT PATTERSON, SECRETARY, AT THE PEOPLES BANCTRUST COMPANY, INC., P.O. BOX 799, SELMA, ALABAMA 36702-0799.


                      PROPOSAL I -- ELECTION OF DIRECTORS

          With respect to the election of directors, each shareholder of record on the voting record date is entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

          The Articles of Incorporation and Bylaws of the Company each provide that the number of directors of Peoples shall be a variable range which is fixed at a minimum number of three and a maximum number of 18, the exact number to be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. The Board of Directors has determined that the number of directors be twelve persons. Directors are elected to serve until the next annual meeting of the shareholders and until their successors are elected and qualified. There are no arrangements or understandings between the Company and any person pursuant to which such person has been or will be elected a director.

          At the Annual Meeting, twelve directors will be elected. The Board of Directors has nominated all current directors for a term of one year and until their successors are elected and qualified. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of each of the twelve nominees listed below for a one-year term, unless otherwise directed by the shareholder. The Board of Directors believes that each of such nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

          Alabama law provides that directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken.

DIRECTORS

          The following table sets forth certain information with respect to the Company's directors.

          Director                                  Position(s) Held
            Name               Age(a)  Since(b)     with the Company
-----------------------------  ------  --------  -----------------------

Julius R. Brown                 58      1992            Director
Clyde B. Cox, Jr.               63      1983            Director
Harry W. Gamble, Jr.            61      1974            Director
Ted M. Henry                    59      1968            Director
Elam P. Holley, Jr.             47      1988     Director, President and
                                                   Chief Operating Officer
Edith Morthland Jones           48      1996            Director
A. D. Lovelady                  68      1978            Director
Richard P. Morthland            56      1977      Chairman of the Board
                                                    and Chief Executive Officer
Thomas E. Newton                52      1996            Director
David Y. Pearce                 50      1996            Director
C. Ernest Smith                 56      1991            Director
Julius E. Talton                69      1974            Director

_________________
(a) As of March 1, 1998.
(b) Except for Messrs. Brown, Holley, Newton, Pearce and Smith and Mrs. Jones, includes term of office as director of the Bank prior to formation of the Company as the holding company for the Bank in April 1985. Each director of the Company is also a director of the Bank.

          The principal occupation(s) and business experience for the past five years of each director of the Company are set forth below:

          Julius R. Brown is President of Wallace Community College, Selma.

          Clyde B. Cox, Jr. is a surgeon.

          Harry W. Gamble, Jr. is a member of the law firm of Gamble, Gamble, Calame and Wilson, L.L.C.

          Ted M. Henry is Chairman and Chief Executive Officer of Henry Brick Company, Inc.

          Elam P. Holley, Jr. has served as President and Chief Operating Officer of the Bank since February 1994. Prior to that he was Executive Vice President and Chief Administrative Officer of the Bank. Mr. Holley served as Secretary of the Company from 1984 until 1997 when he was elected President and Chief Operating Officer of the Company.

          Edith Morthland Jones has served as film liaison for the Selma-Dallas County Chamber of Commerce since 1988. Prior to that she served as Director of Tourism and Travel for the Selma-Dallas County Chamber of Commerce. She is the daughter of Rex J. Morthland, the sister of Richard P. Morthland and the sister-in-law of M. Scott Patterson, Executive Vice President, Investment Officer and Secretary of the Bank and Executive Vice President and Secretary of the Company.

          A. D. Lovelady has served as Chairman of the Board of Lovelady Construction Company, Inc. since January 1996. Prior to that he was President of Lovelady Construction Company, Inc.

          Richard P. Morthland has served as Chairman of the Board and Chief Executive Officer of the Bank since February 1994. Prior to that he was President and Chief Executive Officer of the Bank. Mr. Morthland has been President of the Company since its formation in 1984. He is the son of Rex J. Morthland, the brother of Edith Morthland Jones and the brother-in-law of M. Scott Patterson.

          Thomas E. Newton is a partner in the commercial real estate development firm of Newton, Oldacre, and McDonald, L.L.C., Prattville, Alabama.

          David Y. Pearce has been the owner of Pearce Catfish Farms since 1971 and President of Pearce Catfish Farms, Inc. since 1993.

          C. Ernest Smith is the Mayor of Greenville, Alabama and owner of the Greenville Shoe Shop.

          Julius E. Talton is Chairman of the Board of Talton TeleCommunications Corporation and has served as Chairman of the Board of Talton Holdings, Inc. since December 1996.

DIRECTORS EMERITUS

          Rex J. Morthland is Chairman Emeritus of the Board of Directors of the Bank.

          Wallace A. Buchanan is the President of Buchanan Hardwoods, Inc.

          W. Russell Buster, Jr. is retired. Previously he was President of the Bush Hog Agricultural Implement Division of Allied Products Corporation.
 J.A. Minter, Jr. is a farmer and ginner.

          Clinton S. Wilkinson, Jr. is a dentist.

          B. Frank Wilson is Chairman Emeritus of the Board of Directors of the Bank.

CORPORATE GOVERNANCE AND OTHER MATTERS

          The Board of Directors of the Company acts as a nominating committee for selecting management's nominees for election as directors. Nominations may be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company at least three days prior to the date of the Annual Meeting. No further nominations shall be accepted, unless the shareholders, by majority vote, determine that additional nominations are to be accepted, in which event further nominations as so determined by the shareholders may be made at the Annual Meeting. There are no standing committees of the Board of Directors of the Company.

          The Board of Directors of the Bank carries out many of its duties through committees.

          The Audit and Examination Committee of the Bank's Board of Directors directs and reviews the activities of the internal audit department and reviews the adequacy of internal controls established by the Bank's management. This committee reviews the audit reports of the Bank's independent accountants, the independent accountants' letter to management concerning the effectiveness of internal controls and management's response to that letter. In addition, this committee reviews and recommends to the Board of Directors the firm to be engaged as the Bank's independent accountants. During 1997, this committee conducted four meetings as an audit committee. This committee also reviews the examination reports of the Bank's regulatory agencies and, during 1997, conducted one meeting as an examination committee. Members of this committee are Edith Morthland Jones, Clyde B. Cox, Jr. and C. Ernest Smith.

          The Compensation Committee of the Bank's Board of Directors makes recommendations concerning salary and discretionary bonuses payable to officers of the Bank. During 1997, it held five meetings. Members of this committee are Thomas E. Newton, David Y. Pearce and Harry W. Gamble, Jr.

          During the year ended December 31, 1997, the Company's Board of Directors and the Bank's Board of Directors each held 14 meetings. All incumbent directors attended 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served.

EXECUTIVE COMPENSATION

          The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the named executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                        ----------------------------------------
                                         Annual Compensation                         Awards              Payouts
                                 -------------------------------------  -------------------------------  -------
                                                                        Restricted     Securities
Name and                                                Other Annual      Stock        Underlying         LTIP         All Other
Principal Position (a)     Year   Salary     Bonus    Compensation (b)   Award(s)    Options/SARs(#)(c)  Payouts  Compensation(d)(e)

-------------------------  ----  ---------  --------  ----------------  ----------   ------------------  -------  -----------------

Richard P. Morthland       1997   $160,487   $23,401       --                --        4,000                --           $10,555
 Chairman and Chief        1996    156,339    48,697       --                --        4,000                --            10,381
 Executive Officer of      1995    149,065    33,505       --                --                             --            12,147
 the Company and
 the Bank
Elam P. Holley, Jr.        1997   $111,791   $11,201       --                --        3,000                --           $10,760
 President and Chief       1996    103,042     5,787       --                --        3,000                --             8,120
 Operating Officer         1995     98,145     4,832       --                --        3,000                --             7,770
 of the Company and
  the Bank

(a) No other executive officer earned in excess of $100,000 in salary and bonus in 1997, 1996 and 1995.
(b) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 1997, 1996 and 1995 received by the named executive officers did not exceed 10% of the executive's annual salary and bonus.
(c) Award amounts and other data herein have been adjusted for a two-for-one stock split effected through a stock dividend paid in March 1995 and a two-for-one stock split effected through a stock dividend paid in June 1997.
(d) "All Other Compensation" includes awards to Mr. Morthland of $3,402, $3,680 and $3,672 in 1997, 1996 and 1995, respectively, contributed on behalf of such executive to the Employee Stock Ownership Plan ("ESOP") to fund purchases of the Company's Common Stock pursuant to the Incentive Performance and Reward Program. Also includes contributions of behalf of Mr. Morthland of $6,653, $6,701 and $8,475 in 1997, 1996 and 1995,
    respectively, to the Bank's Section 125 "cafeteria" plan.
(e) "All Other Compensation" includes awards to Mr. Holley of $2,551, $2,662 and $2,415 in 1997, 1996 and 1995, respectively, contributed on behalf of such executive to the ESOP to fund purchases of the Company's Common Stock pursuant to the Incentive Performance and Reward Program. Also includes contributions on behalf of Mr. Holley of $8,209, $5,458 and $5,355 in 1997, 1996 and 1995, respectively, to the Bank's Section 125 "cafeteria" plan.

DIRECTORS' COMPENSATION

     Directors of the Company and the Bank are presently paid $800 per month for service in both capacities and $150 for each committee meeting attended. Directors who are officers of the Company or the Bank (i.e., Messrs. Richard P.
                                                       ----
Morthland and Elam P. Holley, Jr.) are not entitled to such fees.

OPTION GRANTS IN FISCAL YEAR 1997

     The following table contains information concerning the grant of stock options under the 1992 Stock Option Plan (the "Option Plan") to the named executive officers. The Option Plan does not provide for the grant of stock appreciation rights.

                                                    Individual Grants
                      ----------------------------------------------------------------------------
                         Number of Securities   Percent of Total                                    Potential Realizable Value at
                              Underlying         Options Granted                                    Assumed Annual Rates of Stock
                           Options Granted       to Employees in   Exercise or Base                       Price Appreciation
                          (Number of Shares)       Fiscal Year           Price         Expiration         for Option Term(a)
                                                                     ($ per Share)        Date
                         --------------------   ----------------   -----------------  ------------  -----------------------------
                                                                                                           5%($)            10%($)
                                                                                                  -------------     -------------
Richard P. Morthland                     4,000             24.69%             17.05       01/20/02       10,920            31,640
Elam P. Holley, Jr.                      3,000             18.52%             15.50       01/20/02       29,250            74,100

------------------
(a) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock.

AGGREGATED FISCAL 1997 OPTION EXERCISES AND YEAR END OPTION VALUES

    The following table sets forth information concerning options exercised during fiscal 1997 and the value of options held by the named executive officers at the end of the fiscal year.


                                                                 Number of Securities       Value of Unexercised
                                                                Underlying Unexercised     In-the-Money Options at
                                                             Options at  Fiscal Year End   Fiscal Year End ($)(b)
                          Shares Acquired                    ----------------------------  -----------------------
                            on Exercise        Value          Exercisable/Unexercisable         Exercisable/
Name                     (Number of Shares)  Realized($)(a)      (Number of Shares)             Unexercisable
-----------------------  -----------------   -------------   ---------------------------   -----------------------
Richard P. Morthland                13,600      313,380                        ---/8,000               ---/134,080
Elam P. Holley, Jr.                     --           --                     10,700/6,000           253,770/108,180

---------------
(a) Difference between fair market value of underlying Common Stock and the exercise price at exercise.
(b) Difference between fair market value of underlying Common Stock and the exercise price at fiscal year end. An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

PENSION PLAN

     The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Company's defined benefit pension plan (the "Pension Plan") based upon the Pension Plan formula for specified average Final Compensation and specified years of service.

                                                                           Years of Service
Average Final                               -----------------------------------------------------------------------------
Compensation                                      10                  20                   30                   40
--------------------------------------      ---------------      --------------      ---------------      ---------------
$  20,000.............................              $ 2,000             $ 4,000              $ 6,000              $ 8,000
   60,000.............................                7,900              15,800               23,600               30,600
   80,000.............................               11,200              22,400               33,500               43,100
   100,000............................               14,500              29,000               43,400               55,700
   125,000............................               18,600              37,200               55,800               71,400
   160,000 and above..................               24,400              48,800               73,100               93,300

     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the Pension Plan is $125,000. Also, average final compensation in excess of $160,000 is not covered under the Pension Plan. "Average Final Compensation," which is based upon the average annual salary (as defined) for the five consecutive years of highest salary, is based upon compensation that would appear under the "Salary" column of the Summary Compensation Table. As of December 31, 1997, Messrs. Morthland and Holley had 34 and 24 years of credited service, respectively, under the Pension Plan. Benefits set forth in the preceding table are computed as a straight-life annuity and are adjusted to reflect payments expected to be made to employees by Social Security.

REPORT OF THE COMPENSATION COMMITTEE

     As members of the Compensation Committee of the Bank, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for executive officers for consideration by the Board of Directors of the Bank; and to administer various incentive plans of the Company and the Bank.

     Overview. Under the compensation policies of the Bank, which are endorsed by the Compensation Committee, compensation is paid based both on the executive officer's performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their business plans, changes in the value of the Company's stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of the Company and the Bank and the accomplishment of the Company's and the Bank's strategic goals, such as loan growth, deposit growth, expense control and net income. In assessing performance for 1997 and previous years, the members of the Committee did not make use of a mechanical weighting formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

     Base Salary. The 1997 salary levels of the Bank's senior officers (including the named executive officers) were established in 1996 consistent with this compensation policy. In its 1996 review of base compensation, the Committee determined that the performance of Mr. Morthland in managing the Company and the Bank was satisfactory, based upon the 1996 financial performance of the Company, including the growth in assets, income, and capitalization during 1996; the financial performance trends for 1996 and the preceding four years, which included growth in assets, net income, and stockholders' equity in each year; the results of confidential regulatory examinations; his continued involvement in community affairs in the market area served by the Bank; the Company's planned levels of financial performance for 1997; and a general level of satisfaction with the management of the Company and the Bank. Based upon the results of this review, the salary of Mr. Morthland was established at $167,140 per year for 1997, which included a contribution to the Bank's Section 125 "cafeteria" plan and represented an increase of 2.5% over his 1996 base salary.

     Bonuses. Bonuses for 1997 were awarded to executive officers in December 1997 based on the officer's performance and the performance of the Company and the Bank for the year 1997 consistent with the policy described above. A bonus of $23,401 was awarded to Mr. Morthland in 1997. Factors considered by the Committee in its determination of this award included, among others, the growth in total assets and net income.

     Stock Options. The purposes of the Option Plan are to attract, retain and motivate key officers of the Company and the Bank by providing key officers with a stake in the success of the Company, as measured by the value of its shares, and to increase the commonality of interests among key employees and other shareholders. The Board of Directors has general responsibility for granting stock options to key employees and administering the Option Plan. During 1997, incentive stock options for 16,200 shares were granted at an exercise price of $15.50 per share (the fair market value of the shares on the dates of grant), including options for 4,000 shares granted to Mr. Morthland which become exercisable on the date and at the price noted in the table which accompanies this report.

     No member of the Compensation Committee is a former or current officer or employee of the Company or the Bank.


February 18, 1998
                                 Clyde B. Cox, Jr., Chairman
                                 Harry W. Gamble, Jr.
                                 Thomas E. Newton
                                 (Compensation Committee at December 31, 1997)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harry W. Gamble, Jr., a director of Peoples and the Bank, is a member of the firm of Gamble, Gamble, Calame and Wilson, L.L.C. which renders legal services to the Company and the Bank. In the year ended December 31, 1997, Mr. Gamble's firm received fees of $128,716 for legal services to the Company and the Bank.

STOCK PERFORMANCE COMPARISONS

     The following graph, which was prepared by SNL Securities LC, Charlottesville, Virginia, shows the cumulative total return on the Common Stock of the Company over the last five years, compared with the NASDAQ Total Return Index, comprised of all U.S. Companies quoted on NASDAQ, and the SNL (less than)$500 Million Bank Index, comprised of publicly traded banks and bank holding companies with total assets of less than $500 million. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1992 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on December 31, 1992 in the Common Stock, and the securities included in the indexes. Since June 1994, the Common Stock of the Company has been quoted on the NASDAQ Small Cap Market. Prior to that time, there was not an established public trading market for the Common Stock and the price of the Common Stock was quoted in the National Daily Quotation Services "Pink Sheets"(TM).



                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                 COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                  DECEMBER 31, 1992 THROUGH DECEMBER 31, 1997

                                                                            PERIOD ENDING
                                                --------------------------------------------------------------------
INDEX                                           12/31/92     12/31/93    12/31/94   12/31/95    12/31/96    12/31/97
---------------------------------------------   --------     --------    --------   --------    --------    --------
Peoples BancTrust Company, Inc. (The)             100.00       138.28      150.61     218.53      333.64      678.05
NASDAQ - Total US                                 100.00       114.80      112.21     158.70      195.19      239.53
SNL (less than)$500M Bank Asset-Size Index        100.00       130.56      140.42     192.09      247.24      421.47

CERTAIN TRANSACTIONS

     The Company and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 12, 1998 with respect to the shares of Common Stock beneficially owned by each director and nominee for director of the Company, including the named executive officers, and by all directors and executive officers of the Company as a group. This information is based on filings with the SEC or information furnished to the Company by such persons.

                                      AMOUNT AND          PERCENT OF
                                 Nature of Beneficial    Common Stock
            Name                   OWNERSHIP(A)(B)        OUTSTANDING
-----------------------------  ------------------------  -------------

Julius R. Brown                               1,233                 *
Clyde B. Cox, Jr.                            14,160                 *
Harry W. Gamble, Jr.                         10,136                 *
Ted M. Henry                                 11,116                 *
Elam P. Holley, Jr.                          19,499                 *
Edith Morthland Jones (c)                   182,290              5.32%
A. D. Lovelady                               38,456              1.12%
Richard P. Morthland (c)                    765,818             22.34%
Thomas E. Newton                              1,400                 *
David Y. Pearce                               1,236                 *
C. Ernest Smith                               1,262                 *
Julius E. Talton                            102,110              2.98%

All directors and executive
  officers as a group (d)
  (19 persons)                            1,338,576             38.91%


*   Less than 1% of the Company's outstanding Common Stock.
(a) For purposes of this table and the table under "Principal Holders of Common Stock," under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he has the right to acquire voting or investment power within 60 days of March 12, 1998.

                                         (Footnotes continued on following page)

(b) Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares allocated to the accounts of participants in the ESOP, and 11,600 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 12, 1998. Does not include 33,500 shares of Common Stock subject to outstanding options granted to executive officers which are not exercisable within 60 days of March 12, 1998, of which Richard P. Morthland holds options for 9,400 shares and Elam P. Holley, Jr. holds options for 6,600 shares.
(c) See "Principal Holders of Common Stock."
(d) Includes officers of  the Company and executive officers of the Bank.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during the year ended December 31, 1997, all such filing requirements were complied with, except that initial statements of beneficial ownership of securities were not filed on a timely basis for Jefferson G. Ratcliffe and Bobby J. Leach, executive officers of the Company, but such reports were subsequently filed.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth information as of March 12, 1998 with respect to the persons believed by the Company to be the beneficial owners of more than 5% of the Common Stock. This information is based on filings with the SEC or information furnished to the Company by such persons.

          NAME AND ADDRESS                 AMOUNT AND NATURE       PERCENT OF COMMON
        of Beneficial Owner           OF BENEFICIAL OWNERSHIP(A)   STOCK OUTSTANDING
------------------------------------  ---------------------------  ------------------

Richard P. Morthland                         765,818 (b)                       22.34%
 310 Broad Street
 Selma, Alabama  36701

Ann Plant Morthland                          432,304 (c)                       12.61%
Rex J. Morthland
 1027 Houston Park
 Selma, Alabama  36701

Edith Morthland Jones                        182,290 (d)                        5.32%
 432 Church Street
 Selma, Alabama  36701

Mary Ann Morthland Patterson                 164,329 (e)                        4.79%
M. Scott Patterson
 209 Church Street
 Selma, Alabama  36701

The Peoples Bank and Trust Company           802,483 (f)                       23.40%
 310 Broad Street
 Selma, Alabama  36701

                                                   (Footnotes on following page)

---------------
(a) See Note (a) to the table under "Stock Ownership of Management." Except as disclosed in the Notes below, each of the following persons disclaims that he or she is acting in concert with, or as a member of a group consisting of, the other named individuals. Richard P. Morthland, Edith Plant Morthland Jones and Mary Ann Morthland Patterson are the son and daughters of Rex J. and Ann Plant Morthland.
(b) Included in such 765,818 shares are (1) 137,384 shares owned directly by Richard P. Morthland, his spouse and a child; (2) 32,160 shares held by a trust of which Richard P. Morthland is trustee; (3) 553,052 shares held by three trusts of which the Bank is trustee and under which Richard P. Morthland has voting power; and (4) 40,322 shares held by a trust of which Richard P. Morthland is co-trustee with Rex J. Morthland. See Notes (c)(4) and (f) below. Also included in such 765,818 shares are 2,900 shares allocated to the account of Richard P. Morthland under the ESOP. Such 765,818 shares do not include 9,400 shares of Common Stock subject to outstanding options held by Mr. Morthland which are not exercisable within 60 days of March 12, 1998, and 3,072 shares held by Mr. Morthland's son as to which he disclaims beneficial ownership.
(c) Included in such 432,304 shares are (1) 62,050 shares owned directly by Ann Plant Morthland; (2) 103,432 shares owned directly by Rex J. Morthland; (3) 145,856 shares held by a trust of which the Bank is trustee and under which Ann Plant Morthland has voting power; and (4) 120,966 shares held by three trusts of which Rex J. Morthland is co-trustee with Richard P. Morthland, Edith Morthland Jones and Mary Ann Morthland Patterson, each as to 40,322 shares. See Note (b)(4) above and Notes (d)(3), (e)(2) and (f) below.
(d) Included in such 182,290 shares are (1) 109,808 shares owned directly by Edith Morthland Jones and her spouse and children; (2) 32,160 shares held by a trust of which Edith Morthland Jones is trustee; and (3) 40,322 shares held by a trust of which Edith Morthland is co-trustee with Rex J. Morthland. Such 182,290 shares do not include 2,797 shares and 165 shares held by Mrs. Jones' son and stepson, respectively, as to which she disclaims beneficial ownership. See Note (c)(4) above.
(e) Included in such 164,329 shares are (1) 122,614 shares owned directly by Mary Ann Morthland Patterson, her spouse, M. Scott Patterson, and a child;
    (2) 40,322 shares held by a trust of which Mary Ann Morthland Patterson is co-trustee with Rex J. Morthland; and (3) 1,393 shares allocated to the account of M. Scott Patterson under the ESOP. Such 164,329 shares do not include 19,120 shares held by the Pattersons' son as to which they disclaim beneficial ownership and 4,700 shares of Common Stock subject to outstanding options held by Mr. Patterson which are not exercisable within 60 days of March 12, 1998. See Note (c)(4) above.
(f) The Bank is the trustee of four trusts for the benefit of members of the Plant and Morthland families. Under these trusts the Bank is authorized to dispose of 698,908 shares, which are described in Notes (b)(3) and (c)(3) above. Under other trusts the Bank has dispositive power with respect to 86,091 shares of Common Stock and shared voting and dispositive power with respect to 16,674 shares of Common Stock.


                            INDEPENDENT ACCOUNTANTS

          The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P. to continue as independent accountants for the Company for the fiscal year ending December 31, 1998. Coopers & Lybrand L.L.P. served as the Company's independent accountants for the year ended December 31, 1997 and has served as the Bank's independent accountants since 1982. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

          Any shareholder who intends to present a proposal for action at the 1999 annual meeting of the shareholders, to be held on or about April 13, 1999, must forward a copy of the proposal or proposals to the Company's principal executive office. Any such proposal or proposals intended to be presented at the 1999 annual meeting of the shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by November 20, 1998. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1999 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.


                                 OTHER MATTERS

          The Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by the Board of Directors.

                                        By Order of the Board of Directors


                                        M. Scott Patterson

                                        M. SCOTT PATTERSON
                                        Secretary


Selma, Alabama
March 20, 1998

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 BROAD STREET
                             SELMA, ALABAMA  36701

                    REVOCABLE PROXY FOR THE ANNUAL MEETING
                              OF THE SHAREHOLDERS
                                APRIL 14, 1998


          The undersigned hereby constitutes and appoints Wallace A. Buchanan,
W. Russell Buster, Jr. and Clinton S. Wilkinson, Jr., and each of them, the proxies of the undersigned with full power of substitution, to attend the Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. (the "Company") to be held at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama on Tuesday, April 14, 1998 at 5:00 p.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

     1.    The Election of Directors:  Julius R. Brown, Clyde B. Cox, Jr., Harry
W. Gamble, Jr., Ted M. Henry, Elam P. Holley, Jr., Edith Morthland Jones, A. D. Lovelady, Richard P. Morthland, Thomas E. Newton, David Y. Pearce, C. Ernest Smith and Julius E. Talton.

     [_]  FOR all nominees listed above              [_]  WITHHOLD AUTHORITY to vote
          (except as marked to the contrary below).  for all nominees listed above.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME BELOW.)

-------------------------------------------------------------------------------

     2. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

          The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 1997, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.



Date:
     -------------------------------
Signature:
          --------------------------
Signature:
          --------------------------


PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.